Exhibit 99.1
NEUROLOGIX REPORTS THIRD QUARTER 2010 FINANCIAL RESULTS
FORT LEE, N.J. (November 12, 2010) — Neurologix, Inc. (OTCBB: NRGX) (the “Company”), a biotechnology company developing innovative gene therapies for the brain and central nervous system (“CNS”), today reported its financial results for the three and nine months ended September 30, 2010.
“We are excited about the proven potential of NLX-P101, our Parkinson’s disease gene therapy product, and continue to move forward with further definitive development,” said Clark A. Johnson, President and Chief Executive Officer of the Company. “Additionally, landmark research recently published in the journal Science Translational Medicine utilized our exclusively licensed gene therapy approach, to demonstrate the importance of the p11 gene in modulating depression in mice, reversing depressive behavior of animals lacking the p11 gene. We are extremely excited by these results, which support expanded possibilities for the development of p11 gene therapy for therapeutic use, and consider them a testament to the future commercial success of our gene therapy platform in diseases of the brain.”
For the three months ended September 30, 2010, the Company reported a net loss of $2.3 million, as compared with a net loss of $3.5 million for the three months ended September 30, 2009. Net loss for the third quarter of 2010 includes charges for the change in estimated fair value of derivative financial instruments related to warrants previously issued in connection with the Company’s Series C Convertible Preferred Stock (the “Series C Stock”) and the Company’s Series D Convertible Preferred Stock (the “Series D Stock”) of $0.3 million. Net loss for the third quarter of 2009 includes income for the change in estimated fair value of derivative financial instruments related to warrants previously issued in connection with the Series C Stock and the Series D Stock of $0.7 million.
The Company reported a net loss applicable to common stock for the third quarter of 2010 of $3.1 million, or $0.11 per basic and diluted share, which includes charges of $0.8 million, or $0.03 per basic and diluted share, related to preferred stock dividends in connection with the Company’s Series C Stock and Series D Stock. For the same period in 2009, the Company reported a net loss applicable to common stock of $4.2 million, or $0.15 per basic and diluted share, which included charges related to preferred stock dividends in connection with the Series C Stock and the Series D Stock of $0.8 million, or $0.03 per basic and diluted share.
For the nine months ended September 30, 2010, the Company reported a net loss of $10.3 million, as compared with a net loss of $10.6 million for the nine months ended September 30, 2009. Net loss includes charges for the change in estimated fair value of derivative financial instruments related to warrants previously issued in connection with the issuance of the Series C Stock and the Series D Stock of $2.9 million and $2.7 million for the first nine months of 2010 and 2009, respectively. The Company reported a net loss applicable to common stock for the nine months ended September 30, 2010, of $12.6 million, or $0.45 per basic and diluted share, which includes charges of $2.4 million, or $0.09 per basic and diluted share, related to preferred stock dividends in connection with the Series C Stock and the Series D Stock. For the nine months ended September 30, 2009, the Company reported a net loss applicable to common stock of $12.8 million, or $0.46 per basic and diluted share, which included charges of $2.2 million, or $0.08 per basic and diluted share, related to preferred stock dividends in connection with the Series C Stock and the Series D Stock.
Neurologix had cash and cash equivalents of $3 million at September 30, 2010.
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The Neurologix Quarterly Report on Form 10-Q, with financial statements and management’s discussion of operations and results, can be found in the “Investors” section of the Company’s website at http://www.neurologix.net.
About NLX-P101
Neurologix’s investigational AAV (adeno-associated virus) vector gene therapy, NLX-P101, is a novel, non-dopaminergic approach that uses an inhibitory gene (glutamic acid decarboxylase or “GAD”) to selectively alter the neural circuitry affected in Parkinson’s disease and, thereby, normalize brain physiology. Neurologix’s technology is the only gene therapy strategy currently in development which bypasses the dopamine system. The Company recently announced positive results with NLX-P101 in a Phase 2 trial for advanced Parkinson’s disease.
About Neurologix
Neurologix, Inc. is a biotechnology company dedicated to the discovery, development, and commercialization of gene transfer therapies for serious disorders of the brain and CNS. Neurologix’s therapeutic approach is built upon the groundbreaking research of its scientific founders and advisors, whose accomplishments have formed the foundation of gene therapy for neurological illnesses. The Company’s current programs address such conditions as Parkinson’s disease, epilepsy, depression and Huntington’s disease, all of which are large markets not adequately served by current therapeutic options. For more information, please visit the Neurologix website at http://www.neurologix.net/.
Cautionary Statement Regarding Forward-Looking Statements
This news release includes certain statements of the Company that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and which are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information relating to the Company are based upon the beliefs of management and assumptions made by and information currently available to the Company. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance, as well as underlying assumptions and statements that are other than statements of historical fact. When used in this document, the words “expects,” “promises,” “anticipates,” “estimates,” “plans,” “intends,” “projects,” “predicts,” “believes,” “may” or “should,” and similar expressions, are intended to identify forward-looking statements. These statements reflect the current view of the Company’s management with respect to future events. Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, but not limited to, the following:
•	The Company is still in the development stage and has not generated any revenues. From inception through September 30, 2010, it incurred net losses and negative cash flows from operating activities of approximately $58 million and $43 million respectively. Management believes that the Company will continue to incur net losses and cash flow deficiencies from operating activities for the foreseeable future. Because it may take years to develop, test and obtain regulatory approval for a gene-based therapy product before it can be sold, the Company likely will continue to incur significant losses for the foreseeable future. Accordingly, it may never be profitable and, if it does become profitable, it may be unable to sustain profitability.

•	At September 30, 2010, the Company had cash and cash equivalents of approximately $3 million. Based on its cash flow projections, the Company will need additional financing to carry out its planned business activity and to complete its plan of operations through December 31, 2010. At the Company’s present level of activities, the Company’s cash and cash equivalents are believed, at this time, to be sufficient to fund its operations only through the end of this month. In an effort to obtain additional financing, the Company has entered into non-binding letter agreements with certain of its existing stockholders to raise a minimum of $7.0 million through the issuance of senior secured notes and common stock warrants (the “Financing”). The notes would carry an annual interest rate of 10%, have an outside maturity date of October 31, 2011, and would be secured by substantially all of the Company’s assets, subject to obtaining necessary consents. The Company believes that the proceeds from the Financing will provide it with sufficient time to consummate a strategic transaction or, in the alternative, to raise additional funds to finance the continuing operations and business of the Company. However, the Company does not know if or when the Financing will be consummated and the financial statements do not include any adjustments that may result from the outcome of this uncertainty. If the Financing is not consummated by the end of this month, and the Company is unable to obtain alternative funding by the end of this month, it is likely that the Company will not be able to continue as a going concern and will have to explore its liquidation options, which may include voluntarily filing for protection under the federal bankruptcy laws.

•	Assuming the Company is able to continue as a going concern, it will need to conduct future clinical trials for treatment of Parkinson’s disease using NLX-P101. If the trials prove unsuccessful, future operations and the potential for profitability will be materially adversely affected and the business may not succeed.

•	There is no assurance as to when, or if, the Company will be able to successfully receive approval from the FDA on its Investigational New Drug Application to commence a Phase 1 clinical trial for the treatment of epilepsy.

•	There is no assurance as to when, or if, the Company will be able to successfully complete the required preclinical testing of its gene therapy for the treatment of depression or Huntington’s disease to enable it to file an Investigational New Drug Application with the FDA for permission to begin a Phase 1 clinical trial or that, if filed, such permission will be granted.
Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in the forward-looking statements. Additional information about factors that could cause results to differ materially from management’s expectations is found in the section entitled “Risk Factors” in the Company’s 2009 Annual Report on Form 10-K. Although the Company believes these assumptions are reasonable, no assurance can be given that they will prove correct. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. Further, the Company undertakes no obligation to update forward-looking statements after the date they are made or to conform the statements to actual results or changes in the Company’s expectations.
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Contact:
Neurologix
Marc Panoff, 201-592-6451
Chief Financial Officer
marcpanoff@neurologix.net
— Financial tables to follow—

NEUROLOGIX, INC.
(A Development Stage Company)
BALANCE SHEETS
(Amounts in thousands, except share and per share amounts)

	September 30,	December 31,
	2010	2009
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,004	$9,637
Prepaid expenses and other current assets	158	395

Total current assets	3,162	10,032
Equipment, less accumulated depreciation of $671 and $624 at September 30, 2010 and December 31, 2009, respectively	82	129
Intangible assets, less accumulated amortization of $335 and $262 at September 30, 2010 and December 31, 2009, respectively	1,004	891
Other assets	5	5

Total assets	$4,253	$11,057

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,838	$1,834

Total current liabilities	1,838	1,834

Derivative financial instruments, at estimated fair value — warrants	6,735	3,847

Total liabilities	8,573	5,681

Commitments and contingencies
Stockholders’ equity:
Preferred stock; 5,000,000 shares authorized
Series A — Convertible, $0.10 par value; 650 shares designated, 645 shares issued and outstanding at September 30, 2010 and December 31, 2009, with an aggregate liquidation preference of $1	—	—
Series C — Convertible, $0.10 par value; 700,000 shares designated, 281,263 shares issued and outstanding at September 30, 2010 and December 31, 2009, with an aggregate liquidation preference of $9,119 and $7,008 at September 30, 2010 and December 31, 2009, respectively	28	28
Series D — Convertible, $0.10 par value; 792,100 shares designated, 734,898 shares issued and outstanding at September 30, 2010 and December 31, 2009, with an aggregate liquidation preference of $34,078 and $29,420 at September 30, 2010 and December 31, 2009, respectively	73	73
Common Stock:
$0.001 par value; 100,000,000 shares authorized, 27,865,010 shares issued and outstanding at each of September 30, 2010 and December 31, 2009	28	28
Additional paid-in capital	57,352	56,775
Deficit accumulated during the development stage	(61,801)	(51,528)

Total stockholders’ equity	(4,320)	5,376

Total liabilities and stockholders’ equity	$4,253	$11,057

NEUROLOGIX, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS
(UNAUDITED)
(Amounts in thousands, except share and per share amounts)

					For the period
	Nine Months Ended		Three Months Ended		February 12, 1999
	September 30,		September 30,		(inception) through
	2010	2009	2010	2009	September 30, 2010
Revenues	$—	$—	$—	$—	$—
Operating expenses:
Research and development	4,503	5,779	1,104	2,121	31,964
General and administrative expenses	2,884	2,179	901	631	21,881

Loss from operations	(7,387)	(7,958)	(2,005)	(2,752)	(53,845)

Other income (expense):
Dividend, interest and other income	2	55	1	6	1,885
Interest expense-related parties	—	—	—	—	(411)
Change in estimated fair value of derivative financial instruments — warrants	(2,888)	(2,703)	(300)	(723)	(5,665)

Other (expense) income, net	(2,886)	(2,648)	(299)	(717)	(4,191)

Net loss	(10,273)	(10,606)	(2,304)	(3,469)	$(58,036)

Preferred stock dividends	(2,375)	(2,208)	(817)	(757)

Net loss applicable to common stock	$(12,648)	$(12,814)	$(3,121)	$(4,226)

Net loss applicable to common stock per share, basic and diluted	$(0.45)	$(0.46)	$(0.11)	$(0.15)

Weighted average common shares outstanding, basic and diluted	27,865,010	27,819,156	27,865,010	27,865,010

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